UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2016

FireEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1440 McCarthy Blvd.
Milpitas, CA 95035
(Address of principal executive offices, including zip code)
(408) 321-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.
On August 4, 2016, FireEye, Inc. (the “Company”) issued a press release and will hold a conference call regarding its financial results for the second quarter ended June 30, 2016. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company is making reference to non-GAAP financial measures in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is contained in the press release.

Item 2.05    Costs Associated with Exit or Disposal Activities.

On August 2, 2016, the Board of Directors of the Company (the "Board") approved a restructuring plan and reduction in workforce to reduce operating expenses and align the Company’s expense structure with current growth expectations.  The Company expects the restructuring will reduce total non-GAAP costs by at least $20 million in the fourth quarter of 2016, and currently estimates that it will recognize pre-tax charges to its GAAP financial results of between $15 and $20 million, consisting of severance and other one-time termination benefits and other associated costs. These charges are primarily cash-based, and are expected to be recognized in the third quarter of fiscal 2016. The actions associated with the restructuring plan are expected to be completed by the end of fiscal 2016.

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include expectations regarding the restructuring plan and reduction in workforce, the size of the cost reduction and the amount and timing of the related charges. Statements regarding future events are based on the Company’s current expectations and assumptions and are necessarily subject to associated risks related to the completion of the restructuring in the manner anticipated by the Company. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including, without limitation, the Company’s ability to implement the restructuring plan in various geographies, possible changes in the size and components of the plan or expected costs and charges associated with the plan, risks associated with the Company’s ability to achieve the benefits of the plan, and the potential disruption or perception of disruption to the Company’s business due to the restructuring, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 6, 2016. Readers should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Item 5.03    Amendments to Articles of Incorporation or Bylaws.

On and effective August 2, 2016, the Board approved an amendment to Section 2.9 of the Bylaws of the Company to change the voting standard for the election of directors from a plurality to a majority of the votes cast; provided, however, that the standard will be a plurality of the votes cast in cases where (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees set forth in Section 2.4 of the Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the fourteenth day preceding the date the Company files its definitive proxy statement with the Securities and Exchange Commission. In addition, the Board approved an amendment to Section 2.4 of the Bylaws to provide that director nominations submitted by stockholders must be preceded by a notification that includes a written statement of the proposed nominee that such proposed nominee, if elected, intends to tender, promptly following such proposed nominee’s election or reelection, an irrevocable resignation effective upon both (i) such proposed nominee’s failure to receive the required vote for reelection at the next annual meeting at which such proposed nominee would face reelection and (ii) acceptance of such resignation by the Board in accordance with the Company’s Corporate Governance Guidelines (such resignation, an “Advanced Resignation”). A copy of the Amended and Restated Bylaws of the Company is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

In connection with the amendments to the Bylaws described above, the Board also amended the Company’s Corporate Governance Guidelines to, among other things, (i) provide that the Board shall nominate for election or reelection as directors only candidates who have tendered Advanced Resignations and (ii) establish procedures under which such Advanced Resignations will be considered and acted upon by the Board's Nominating and Corporate Governance Committee and/or the Board if an incumbent director fails to receive the required vote for reelection to the Board.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of FireEye, Inc.
99.1	Press release dated August 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: August 4, 2016	By:	/s/ Alexa King
Alexa King Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of FireEye, Inc.
99.1	Press release dated August 4, 2016